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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption 'Experts' in the
Registration Statement (Form S-3 No. 333-      ) and the related Prospectus of
Premier Parks, Inc for the registration of 121,671 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1996 with respect to the financial statements of Elitch Gardens Company included in the Registration Statement (Form S-2 No. 333-16573) and related Prospectus of Premier Parks, Inc. for the registration of 5,750,000 shares of its common stock.

                                                  /s/ ERNST & YOUNG LLP

                                          --------------------------------------
                                                    Ernst & Young LLP

Denver, Colorado
November 20, 1997